Exhibit 99.1

PRESS RELEASE

Contact: Carole Collins

Investor Relations Director

(770) 248-9600

INTERCEPT REPORTS FOURTH QUARTER AND

2003 YEAR END RESULTS

ATLANTA, GA (March 16, 2004) – InterCept, Inc. (Nasdaq: ICPT), a leading provider of technology products and services for financial institutions and merchants, today reported financial results for the three months and year ended December 31, 2003.

Financial Results

Fourth Quarter Ended December 31, 2003

Net revenues for the three months ended December 31, 2003 totaled $65.1 million, which was consistent with the $65.1 million reported for the three months ended December 31, 2002. During the three months ended December 31, 2003, revenues from InterCept’s financial institution services segment were $48.3 million, a 17.0% increase compared with $41.3 million for the three months ended December 31, 2002. Revenues from the merchant services division were $13.8 million, a 28.8% decrease compared with $19.4 million for the three months ended December 31, 2002.

Net income attributable to common shareholders, excluding unusual items of $108.2 million ($143.0 million on a pre-tax basis) that are described below, totaled $1.0 million, or $0.05 per share, on 21.2 million average shares outstanding for the three months ended December 31, 2003. For the three months ended December 31, 2002, net income available to common shareholders, excluding unusual items of $20.0 million that are described below, totaled $2.8 million, or $0.14 per share, on 20.3 million average shares outstanding. On a GAAP basis, including the unusual items, net loss available to common shareholders totaled $107.2 million, or $5.37 per share, for the three months ended December 31, 2003, versus a loss of $13.2 million, or $0.67 per share, for the three months ended December 31, 2002.

Year Ended December 31, 2003

Net revenues for the year ended December 31, 2003 totaled $258.5 million, a 14.0% increase compared with $226.7 million for the year ended December 31, 2002. During the period, revenues from InterCept’s financial institution services segment were $183.0 million, a 15.9% increase compared with $158.0 million for the year ended December 31, 2002. Revenues from the merchant services division were $61.4 million as compared with $54.7 million for the year ended December 31, 2002. Because InterCept completed the acquisitions of EPX and iBill in April and May 2002, those operations contributed revenues for only part of 2002.

For the year ended December 31, 2003, net income attributable to common shareholders, excluding unusual items of $111.5 million ($148.2 million on a pre-tax basis) that are described below, totaled $6.5 million, or $0.32 per share, on 19.8 million average shares outstanding for the year ended December 31, 2003, versus $18.3 million, or $0.93 per share, on 19.7 million average shares outstanding for year ended December 31, 2002. On a GAAP basis, including the unusual items, net loss available to common shareholders totaled $105.0 million, or $5.29 per share for the year ended December 31, 2003, versus a loss of $2.3 million, or $0.12 per share, for the year ended December 31, 2002.

Unusual Items

The following items have been deducted in the previous paragraphs to arrive at net income before unusual items in the fourth quarter of 2003 (numbers in thousands):

•	Impairment charge on merchant services	$130,652
•	Class action settlement	4,217
•	Settlement of dispute with prior shareholders of EPX	4,279
•	Legal fees and other	1,392
•	Trade News legal settlement	800
•	Merchant fines	600
•	Writeoff of fixed assets and license fees related to conversion of imaging centers to proprietary imaging software	1,066

		$143,006

The following item has been deducted in the previous paragraphs to arrive at net income before unusual items in the fourth quarter of 2002 (number in thousands):

•	Impairment charge on merchant services	$20,005
•	Equity in loss of affiliate – Netzee	5,471

		$25,476

The following additional items have been deducted in the previous paragraphs to arrive at net income before unusual items for the full year 2002 (numbers in thousands):

•	Writeoff of SLM note receivable	$3,752
•	Card association fines	780
•	Charge related to reduction in staff at merchant services division	685

		$5,217

The following additional items have been deducted in the previous paragraphs to arrive at net income before unusual items for the full year 2002 (numbers in thousands):

•	Reserve for WorldCom bankruptcy	$2,200
•	Equity in loss of affiliate – Netzee	2,838
•	Consolidation charge – item processing centers	400

		$5,438

Update on Sale of Merchant Services Division

On February 11, 2004, InterCept announced that it had entered into a letter of intent for the sale of its merchant services division, InterCept Payment Solutions. The potential purchaser under that letter of intent was an independent provider of merchant payment services for both traditional and web-based merchants. Although that potential purchaser originally intended to purchase the entire division, InterCept is now negotiating with that potential purchaser and another independent bidder to sell to one of them the merchant division assets other than iBill. InterCept is now negotiating to sell iBill to another independent buyer.

InterCept believes that it is close to reaching final agreements with the entity seeking to buy the iBill assets and one of the bidders for the remaining assets. InterCept believes that the aggregate sales price for the entire division is likely to be higher than the $37.4 million announced on February 11. If InterCept closes these sales in the near future as InterCept anticipates, it will disclose the material terms of the sales by press release and by filing a Current Report on Form 8-K with the SEC.

New Directors

InterCept also announced the addition of another independent director to its board of directors. Mr. Arthur G. (“Buddy”) Weiss, a private investor and the former Chairman of the Board of Medical Resources of America and Equivest, Inc.,

joined InterCept’s board on March 8, 2004. Mr. Weiss joins new directors Dr. James A. Verbrugge, Director of the Center for Strategic Risk Management at the University of Georgia’s Terry College of Business, and Mr. Mark Hawn, founder and Chief Executive Officer of DocuForce, Inc., which performs facilities management and office support services for law firms and financial institutions. Dr. Verbrugge and Mr. Weiss will serve as members of InterCept’s audit committee, along with John D. Schneider, Jr.

Conference Call Rescheduled

Previously, InterCept announced that it would hold a conference call on March 16, 2004 to discuss this earnings release. In light of the developments with the sale of its merchant services division, InterCept has rescheduled that conference call to 8:30 AM EST on March 23, 2004. InterCept will also provide an online Web simulcast and rebroadcast of the call. Live broadcast of the call will be available online at www.intercept.net. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An online replay of the call will be available shortly after it ends and will continue to be available through April 23, 2004.

About InterCept

InterCept, Inc. is a single-source provider of a broad range of technologies, products and services that work together to meet the technology and operating needs of financial institutions and merchants. InterCept’s products and services include core data processing, check processing and imaging, electronic funds transfer, debit and credit card processing, data communications management, and related products and services. For more information about InterCept, go to www.intercept.net or call 770.248.9600.

We believe that presentation of non-GAAP financial measures in this press release provides useful information to investors regarding InterCept’s financial condition and results of operations because it permits investors to better understand our core business without the effects of unusual items.

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and its industry. These forward- looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether the sale of InterCept’s merchant services division will close in the near future as anticipated or at all. Other risks and factors that may affect InterCept and its share price are discussed in detail in the section in its most recent Annual Report on Form 10-K entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations — Disclosure Regarding Forward-Looking Statements.

-END-

InterCept, Inc.

Financial Highlights

(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
Financial institution services	$48,272	$41,258	$183,042	$157,976
Merchant services	13,824	19,417	61,377	54,700
Customer reimbursements	3,042	4,453	14,110	14,026

Total revenues	65,138	65,128	258,529	226,702

Cost of Services:
Costs of financial institution services	24,893	20,438	92,679	73,678
Costs of merchant services	5,682	9,456	26,213	25,701
Customer reimbursements	3,042	4,453	14,110	14,026

Total cost of services	33,617	34,347	133,002	113,405

Selling, general and administrative	34,964	23,234	106,713	74,768
Depreciation and amortization	6,014	4,685	20,846	15,617
Impairment charge	130,652	20,005	130,652	20,005

Operating income	(140,109)	(17,143)	(132,684)	2,907
Other (expense) income, net	(992)	100	(4,791)	1,860

Income before income taxes, equity in loss of affiliates, and minority interest	(141,101)	(17,043)	(137,475)	4,767
Provision for income taxes	(34,072)	(9,366)	(32,651)	(1,294)
Equity in loss of affiliates	—	(5,484)	(4)	(8,346)
Minority interest	(13)	(5)	(55)	(31)
Net income before preferred dividends	(107,042)	(13,166)	(104,883)	(2,316)

Preferred dividends	(125)	—	(146)	—

Net income attributable to common shareholders	(107,167)	(13,166)	(105,029)	(2,316)

Income per share:
Basic	$(5.37)	$(0.67)	$(5.29)	$(0.12)

Diluted	$(5.37)	$(0.67)	$(5.29)	$(0.12)

Weighted average shares outstanding:
Basic	19,940	19,531	19,839	18,789
Diluted	19,940	19,531	19,839	18,789

InterCept, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
	unaudited
ASSETS
Current assets:
Cash and cash equivalents	$9,747	$24,071
Short term investments	12	19,239
Accounts receivable, net	28,898	29,229
Advances to SLM	3,654	7,485
Deferred tax assets	5,368	2,536
Prepaid expenses	9,525	6,782
Inventory and other	8,462	15,537

Total current assets	65,666	104,879

Property and equipment, net	57,913	42,324
Intangible assets, net	60,770	83,418
Goodwill, net	98,195	216,144
Deferred tax asset	21,483	—
Other assets	20,025	25,849

Total assets	$324,052	$472,614

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,127	$23,740
Accounts payable and accrued expenses	30,548	19,364
Client payouts and reserves	34,546	58,740
Deferred revenue	10,961	11,825

Total current liabilities	77,182	113,669

Long-term debt, net of current portion	24,000	39,425
Deferred revenue	400	376
Deferred taxes	—	3,832

Total liabilities	101,582	157,302

Minority interest	308	253

Shareholders’ equity:
Preferred stock	9,942	—
Common stock	303,009	301,152
Retained earnings	(90,774)	14,255
Unrealized loss on securities	(15)	(348)

Total shareholders’ equity	222,162	315,059

Total liabilities and shareholders’ equity	$324,052	$472,614

InterCept, Inc.

Condensed Consolidated Statement of Operations

Three Months Ended December 31, 2003

(unaudited and in thousands except per share data)

Reconciliation of GAAP Amounts to Non-GAAP Financial Measures

	GAAP	Unusual Items	Reconciliation to Non-GAAP Financial Measure
Revenues:
Financial institution services	$48,272	$—	$48,272
Merchant services	13,824	$—	13,824
Customer reimbursements	3,042	—	3,042

Total Revenues	65,138	—	65,138

Cost of Services:
Costs of financial institution services	24,893	—	24,893
Costs of merchant services	5,682	—	5,682
Customer reimbursements	3,042	—	3,042
Selling, general & administrative	34,964	11,999	22,965
Depreciation & amortization	6,014	—	6,014
Impairment charge	130,652	130,652	—

Total Operating Expenses	205,247	142,651	62,596

Operating Income	(140,109)	(142,651)	2,542

Other (Expense) Income, net	(992)	(355)	(637)

Total Other (Expense) Income, net	(992)	(355)	(637)

Income Before Income Taxes, Equity in Loss of Affiliates, Preferred Dividends and Minority Interest	(141,101)	(143,006)	1,905

Provision for Income Taxes	(34,072)	34,796	724
Equity in Loss of Affiliates	—	—	—
Minority interest	(13)	—	(13)

Net Income Before Preferred Dividends	$(107,042)	$(108,210)	$1,168

Preferred Dividends	(125)		(125)

Net Income Attributable to Common Shareholders	(107,167)		1,043

Net Income Per Common Share (Diluted)	$(5.37)		$0.05

Weighted Average Shares Outstanding (Diluted)	19,940		21,235

InterCept, Inc.

Condensed Consolidated Statement of Operations

Year Ended December 31, 2003

(unaudited and in thousands except per share data)

Reconciliation of GAAP Amounts to Non-GAAP Financial Measures

	GAAP	Unusual Items	Reconciliation to Non-GAAP Financial Measure
Revenues:
Financial institution services	$183,042	$—	$183,042
Merchant services	61,377	$—	61,377
Customer reimbursements	14,110	—	14,110

Total Revenues	258,529	—	258,529

Cost of Services:
Costs of financial institution services	92,679		92,679
Costs of merchant services	26,213	780	25,433
Customer reimbursements	14,110	—	14,110
Selling, general & administrative	106,713	12,736	93,977
Depreciation & amortization	20,846	—	20,846
Impairment charge	130,652	130,652	—

Total Operating Expenses	391,213	144,168	247,045

Operating Income	(132,684)	(144,168)	11,484

Other (Expense) Income, net	(4,791)	(4,055)	(736)

Total Other (Expense) Income, net	(4,791)	(4,055)	(736)

Income Before Income Taxes, Equity in Loss of Affiliates, and Minority Interest	(137,475)	(148,223)	10,748

Provision for Income Taxes	(32,651)	36,735	4,084
Equity in Loss of Affiliates	(4)	—	(4)
Minority interest	(55)	—	(55)

Net Income Before Preferred Dividends	$(104,883)	$(111,488)	$6,605

Preferred Dividends	(146)		(146)

Net Income Attributable to Common Shareholders	(105,029)		6,459

Net Income Per Common Share (Diluted)	$(5.29)		$0.32

Weighted Average Shares Outstanding (Diluted)	19,839		20,751

InterCept, Inc. and Subsidiaries

Segment Information

(unaudited and in thousands)

	Financial Institution Services				Merchant Services
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Service fees	$43,961	$36,840	$164,364	$141,095	$13,824	$19,417	$61,377	$54,700
Data communications management	2,588	2,312	10,115	8,890	—	—	—	—
Equipment and product sales, services and other	1,723	2,106	8,563	7,991	—	—	—	—
Customer reimbursements	3,042	4,453	14,110	14,026	—	—	—	—

Total revenues	51,314	45,711	197,152	172,002	13,824	19,417	61,377	54,700
Costs of services:
Costs of service fees	21,714	17,114	78,507	61,675	5,682	9,456	26,213	25,701
Costs of data communications management	1,898	1,704	7,465	5,798	—	—	—	—
Costs of equipment and product sales, services and other	1,281	1,620	6,707	6,205	—	—	—	—
Customer reimbursements	3,042	4,453	14,110	14,026	—	—	—	—

Selling, general and administrative expenses	23,283	14,626	72,760	52,421	11,681	8,608	33,953	22,347
Depreciation and amortization	4,281	2,808	14,327	10,602	1,733	1,877	6,519	5,015
Impairment charge					130,652	20,005	130,652	20,005

Total operating expenses	55,499	42,325	193,876	150,727	149,748	39,946	197,337	73,068
Operating income (loss)	$(4,185)	$3,386	$3,276	$21,275	$(135,924)	$(20,529)	$(135,960)	$(18,368)